EXHIBIT 10.1

                                 LOAN AGREEMENT

               Duly made and executed on this 4 day of June, 2009

                                 By and Between

                                 FUTUREIT, INC.
                 Of 4 HaMlacha St. Industrial Zone, Lod, Israel
                             (hereinafter the "FIT")
                                                              of the first part
                                                              -----------------
                                       and
                                 FUTURE I.T. LTD
                 Of 4 HaMlacha St. Industrial Zone, Lod, Israel
                          (hereinafter the " BORROWER")
                                                              of the second part
                                                              ------------------
                                       and
                               DATASAFE GROUP LTD
                 Of 4 HaMlacha St. Industrial Zone, Lod, Israel
                           (hereinafter the "LENDER")
                                                               of the third part
                                                               -----------------

WHEREAS FIT has requested a loan from the Lender in the sum of up to 400,000 (four hundred thousand) US Dollars (hereinafter the "LOAN") to be granted to the Borrower, a fully owned subsidiary of FIT, and the Lender has agreed to grant the Loan to the Borrower on the terms hereinafter;

NOW, THEREFORE, it is declared and stipulated between the parties as follows:

1.   PREAMBLE

     The preamble to this Agreement forms an integral part hereof.

2.   THE LOAN

2.1. The Lender shall grant the Loan to the Borrower Upon execution of this Agreement. The Loan shall be used By the Borrower for the development of its business activity.

2.2. The Loan and the interest thereon will be in US dollars

2.3. The outstanding Loan amount will accrue interest at the rate of 10% per annum, beginning on the date of granting the Loan and until the Repayment Day, as defined below (hereinafter the "INTEREST").


     The Interest will be calculated on the basis of the actual number of days elapsed in a year consisting of 365 days.


     The Interest will be paid by the Borrower, on June 3, 2010.

2.4. Without derogating from any right and/or any other relief available to the Lender under this Agreement and/or under any law, any amount due by the Borrower to the Lender pursuant to this Agreement, which shall not be paid within fourteen (14) days from the date such payment is due, shall bear an additional annual interest (in addition to the Interest) at the rate of 3%, accruing and accumulating with any such amount due and unpaid ("COMPOUND INTEREST").

2.5. All taxes, including withholding taxes and/or VAT, that the Borrower may be required to pay to the Lender as a result of the terms and conditions hereof, are included in the calculation of the Interest and the Borrower is not required to restitute such sums to the Lender.

2.6. The outstanding Loan amount will be repaid by the Borrower, upon its discretion, in 1 (one) payment on or before June 3, 2010 (the "REPAYMENT DAY"), unless otherwise agreed upon in writing between the parties.

2.7. FIT shall guarantee the payment of the Loan by the Borrower, and by signing this Agreement hereby grants such guarantee.

3.   REPAYMENT UPON EVENT OF DEFAULT


      Without derogating from any right and/or any other relief available to the Lender under this Agreement and/or under any law, in the occurance of any of the following events, the Lender shall be entitled, subject to its sole discretion, to demand the immediate repayment of the outstanding Loan amount, inclusive of any Interest accrued until such date, and any other outstanding amounts owed to the Lender (including Compound Interest), and the Borrower shall be obligated to pay all the said sums within seven (7) days from receipt of a written notice thereof:

3.1. The Borrower shall fail to pay any amount of Interest on a payment date and did not remedy such breach within thirty (30) days from receipt of a written notice thereof; or

3.2. FIT and/or the Borrower or any of their subsidiaries shall make a general assignment for the benefit of creditors, or admit in writing its inability to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of FIT and/or the Borrower or such subsidiary or of any substantial part of its assets or shall commence any case or other proceeding relating to its assets under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, or shall take any corporate action to authorize or in furtherance of any of the foregoing; or any such petition or application shall be filed or any such case or other proceeding shall be commenced against FIT and/or the Borrower or any of their subsidiaries, and the same shall not have been dismissed within ninety (90) days of the filing or commencement thereof or FIT and/or the Borrower or such subsidiary shall indicate its approval thereof, consent thereto or acquiescence therein; or a decree or order shall be entered appointing any such trustee, custodian, liquidator or receiver or adjudicating FIT and/or the Borrower or such subsidiary bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief shall be entered in respect of FIT and/or the Borrower or such subsidiary in an involuntary case under any such bankruptcy or insolvency laws, and such decree, order, judgment, petition or other proceeding shall not have been dismissed within ninety (90) days of the filing or commencement thereof; or

3.3. FIT and/or the Borrower shall take any corporate action to liquidate its assets or dissolve, or shall take any corporate action to consolidate or merge with or into any other corporation or business entity, unless FIT and/or the Borrower shall be the surviving legal entity of such consolidation or merger or the surviving legal entity of such consolidation or merger shall have assumed in full by a written instrument the obligations under and in respect of this Agreement.

4.   WARRANTS

     In addition, in consideration for granting the Loan to the Borrower, for each 1 US Dollar that will be lent to the Borrower by the Lender, the Lender will be issued by FIT with a Warrant to purchase shares of common stock, par value $0.0001 per share of FIT at an exercise price per share equal to 0.50 US Dollars in the form set forth in EXHIBIT A hereto (the "WARRANTS"), and in total up to 400,000 Warrants.


     The Lender will be entitled, subject to the terms and conditions of the Warrants, at any time or from time to time after the issuance date of the Warrants, and during a period of 4 years, to exercise the Warrants.

5.   PARTICIPANCE IN FUTURE FINANCING

     It is understood that FIT intends to raise additional funds for its ongoing activities by the issuance of convertible debenture (the "FINANCING").

     The Lender will be entitled to participate in the Financing (if completed by FIT) by way of converting each 1 US Dollars lent by the Lender within the Loan to 1 US Dollars of the Financing.

6.   MISCELLANEOUS.

6.1. Entire Agreement. This Agreement is the entire Agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior Agreements and arrangements between the parties hereto with respect to the subject matter hereof.

6.2. Waiver. A failure by any of the Parties to this Agreement to assert its rights for or upon any breach of this Agreement or any such other agreement shall not be deemed a waiver of such rights nor shall any waiver be implied from any act. No waiver in writing by a Party with respect to any right shall extend its effect to any subsequent breach either of like or different kind.

6.3. Severability. In the event that any part or parts of this Agreement shall be held illegal or null and void by any court or administrative body of competent jurisdiction, such determination shall not effect the remaining parts of this or such agreement and they shall remain in full force and effect as if such part or parts determined illegal or void had not been included herein; provided, however, that nothing in this Section shall relieve any party of any liability for breach of covenant, warranty or representation.

6.4. Assignment. Neither this Agreement nor any rights or obligations hereunder may be assigned, directly or indirectly, by any Party without the prior written consent of the other Parties.

6.5. Books. The books and accounts of the Lender will bind the Borrower and will be used at all times as proof against it in respect of all the amounts owed by it according to this Agreement and/or in respect of the other details of this Agreement.

6.6. Applicable Law And Dispute Resolution. All questions arising out of or concerning this Agreement or its validity, interpretation, performance or breach shall be governed and decided by application of the laws of the state of Israel and without reference to its conflict of law rules. The Parties shall make good faith efforts to resolve amicably any disputes or claims arising out of this Agreement. Any dispute or claim arising out of or relating to this Agreement, or the breach thereof, which cannot be resolved by mutual agreement of the Parties, shall be submitted to the exclusive jurisdiction of the competent courts in Tel Aviv.

6.7. Headings. The headings of the paragraphs of this Agreement are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

6.8. Counterparts: This Agreement and any amendment hereto may be executed in multiple counterparts, each of which shall be deemed an original agreement and all of which shall constitute one and the same agreement.

6.9. Amendments. This Agreement may be amended only by the written consent of all Parties hereto.

6.10. Notices. Notices to be served hereunder shall be in writing as hereinafter provided and shall be served upon the parties at the address set forth above. Notices served by registered airmail shall be deemed served on the day of actual delivery by the addressee's receipt, or at the expiration of the 7th (seventh) day after the date of mailing, whichever is earlier. Notices served by e-mail, of facsimile shall be deemed to be in writing and to have been served within 12 (twelve) hours of dispatch.



      IN WITNESS WHEREOF the parties have hereunder subscribed their names.

     /s/Shmuel Bachar           /s/Shmuel Bachar            /s/Omer Nirhod
     ----------------           ----------------            --------------
     FutureIT Inc.              Future I.T. Ltd.            DataSafe Group Ltd.
     By: Shmuel Bachar          By: Shmuel Bachar           By: Omer Nirhod